UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way Sunnyvale, California 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On June 10, 2022, the Company held its Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 9,785,601 shares of the Company’s common stock, representing 56.09% of the voting power of the shares of the Company’s common stock as of April 14, 2022, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the annual meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 27, 2022.

Proposal 1 – Election of Directors. The following nominees were elected as Class III directors to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-votes

Richard Krasno, Ph.D.	3,462,489	211,840	6,111,272

Jay M. Moyes	3,359,439	314,890	6,111,272

Simon H Stertzer, M.D.	3,447,134	227,195	6,111,272

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PKF San Diego, LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022 was ratified.

Votes For	Votes Against	Abstentions	Broker Non-votes
9,159,385	509,553	116,683	---

Proposal 3 – Approval, on an Advisory Basis, of the Company’s Executive Compensation. The Company’s executive compensation was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-votes
3,351,587	292,983	29,759	6,111,272

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: June 10, 2022